Exhibit 10.11


                        THIRD AMENDMENT TO LOAN AGREEMENT
                               AND REVOLVING NOTE

         This Third Amendment to Loan Agreement and Revolving Note is made and entered into this 20th day of June, 2002, by and between U.S. Bank National Association, a national banking association, with an address of 141 North Main Avenue, Post Office Box 5308, Sioux Falls, South Dakota 57117-5308 ("Lender") and Daktronics, Inc., a South Dakota corporation, with an address of 331 32nd Avenue, Brookings, South Dakota 57006 ("Borrower").

                                    RECITALS:

         A. Lender and Borrower entered into a Loan Agreement dated October 14, 1998, which Loan Agreement was amended by an Amendment dated November 30, 1999 and an Amendment dated December 8, 2000.

         B. In accordance with the Loan Agreement, Lender is the holder of a Revolving Note dated October 14, 1998 signed on behalf of Borrower. Pursuant to the Amendment to Loan Agreement dated November 30, 1999, the loan amount is $20,000,000.00 (the "Revolving Loan").

         C. Lender and Borrower mutually wish to extend the maturity date of the Revolving Loan from October 1, 2003 to October 1, 2004 and modify some of the covenants of Borrower.

         NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

         1. The Revolving Loan Maturity Date is extended to October 1, 2004.

         2. Section 6.1(e) of the Loan Agreement, requiring quarterly statements from the Borrower as to no Default or Event of Default, is deleted.

         3. Section 6.10 of the Loan Agreement is amended to read as follows:

                  Merger. The Borrower may merge, consolidate or enter into an analogous reorganization without the prior written consent of the Lender, provided that the transaction is valued at less than $1,000,000.00 and the Borrower is in compliance with all covenants and conditions of this Loan Agreement.


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         4. Section 6.11 of the Loan Agreement is amended to read as follows:

                  Acquisitions. The Borrower will not acquire during any fiscal year another business, firm or company in excess of $1,000,000.00, without prior written approval from the Lender.

         5. Schedule VI is amended to provide with respect to the Tangible Net Worth covenant:

                  Tangible Net Worth. The Borrower will not permit its Tangible Net Worth (the excess of its assets, excluding intangible assets, over its liabilities) at any time to be less than $40,000,000.00.

         6. Schedule VI is further amended to provide with respect to the definition of "Adjusted Fixed Charge Coverage Ratio":

                  Minimum Adjusted fixed Charge Coverage Ratio. The Borrower will not permit the Minimum Adjusted Fixed Charge Ratio, as of the last day of any fiscal year for the four consecutive fiscal quarters ending on that date to be less than 2 to 1.

                  For purposes hereof, the following definitions have the following meanings:

                  "EBITDA": For any period of determination, the net income of the Borrower before deductions for income taxes, interest expense, depreciation and amortization, all as determined in accordance with GAAP.

         "Adjusted Fixed Charge Coverage Ratio": For any period of determination with respect to the Borrower, the ratio of

                  (a) EBITDA minus the sum of (i) any dividends or other distributions, (ii) expenditures in the sum of $1,500,000.00 for fixed and capital assets not financed and (iii) tax expenses,

                  to

                  (b) all required principal and interest payments with respect to Indebtedness (including but not limited to all payments with respect to capitalized lease obligations of the Borrower), in each case determined for said period in accordance with GAAP.

         9. Section 6.1(a) is amended to read as follows:


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         6.1(a) As soon as available in any event within ninety (90) days after the end of each fiscal year of the Borrower, financial statements of income cash flow and changes in stockholders' equity, a balance sheet as at the end of such year, and notes thereto, setting forth each case in comparative form corresponding figures from the previous annual audit, certified without qualification by an independent Certified Public Accountant of recognized regional standing selected by the Borrower. Provided Borrower is in compliance with all filing requirements of the Securities and Exchange Commission and timely files all of the above information with the Securities and Exchange Commission and within the timeframes required above, Borrower shall not be obligated to provide such financial information to the Lender.

         8. The following sentence is added to the end of Section 6.1(b):

                  Provided Borrower is in compliance with all filing requirements of the Securities and Exchange Commission and timely files all of the above information with the Securities and Exchange Commission and within the timeframes required above, Borrower shall not be obligated to provide such information directly to the Lender.

         9. Sections 6.1(c) and 6.1(d) are deleted in their entirety.

         10. All other terms and conditions of the Loan Agreement and Revolving Note shall remain in full force and effect except as modified herein.


DAKTRONICS, INC.                              U.S. BANK NATIONAL ASSOCIATION

By  /s/ William R. Retterath                  By /s/ Carl Wynja
    ---------------------------                  ---------------------------
William R. Retterath                          Carl Wynja
Chief Financial Officer                       Vice President



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